UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2015 (June 22, 2015)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 969-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2015, Integrated Silicon Solution, Inc. (the “Company”), Uphill Investment Co. (“Parent”) and Indigo Acquisition Sub, a wholly owned subsidiary of Parent (“Merger Sub”), entered into an amendment (“Amendment No. 5”) to that certain Agreement and Plan of Merger, dated as of March 12, 2015 (as amended, the “Merger Agreement”).

Amendment No. 5 provides that the per share merger consideration to be paid to the Company’s stockholders shall be increased from $22.00 to $23.00. In addition, the Company has agreed to hold the previously adjourned Company Stockholder Meeting on June 25, 2015 and to further adjourn such meeting until June 29, 2015.

Other than as expressly modified pursuant to Amendment No. 5, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on March 12, 2015, as amended, remains in full force and effect. The foregoing summary of Amendment No. 5 does not purport to be complete and is subject to and qualified in its entirety by, the full text of Amendment No. 5, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On June 23, 2015, the Company issued a press release announcing that it had entered into Amendment No. 5 and related matters. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 5 to Agreement and Plan of Merger, dated as of June 22, 2015, by and among Uphill Investment Co., Indigo Acquisition Sub and Integrated Silicon Solution, Inc.

99.1	Press Release of Integrated Silicon Solution, Inc., dated June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Silicon Solution, Inc.

By:	/s/ John M. Cobb
Name:	John M. Cobb
Title:	Chief Financial Officer

Date: June 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 5 to Agreement and Plan of Merger, dated as of June 22, 2015, by and among Uphill Investment Co., Indigo Acquisition Sub and Integrated Silicon Solution, Inc.

99.1	Press Release of Integrated Silicon Solution, Inc., dated June 23, 2015